Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)
BlackRock Investment Grade Bond Portfolio  (BR-IG)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc  (BVA-HI)
BlackRock High Yield V.I. Fund  (BVA-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-
GC)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering
Key Characteristics (Complete ALL ields)

Date of
Offering
Commencement:
10-24-2013

Security Type:
EQUITY/PFD

Issuer
Citigroup Inc.  (Preferred Stock)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[X] PNC
[X] Other:  UBS Securities LLC (for UBS-
PACE)

List of
Underwriter(s)
Citigroup Global Markets Inc., Barclays
Capital Inc., Goldman, Sachs & Co., J.P.
Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Morgan Stanley & Co. LLC, UBS Securities
LLC, Wells Fargo Securities, LLC, Deutsche
Bank Securities Inc., HSBC Securities
(USA) Inc.,  Nomura Securities
International, Inc., RBC Capital Markets,
LLC, RBS Securities Inc., UniCredit
Capital Markets LLC, BNP Paribas
Securities Corp., Apto Partners, LLC,
Banca IMI S.p.A., BBVA Securities, Inc.,
Blaylock Robert Van, LLC, BMO Capital
Markets Corp., C.L. King & Associates,
Inc., Cabrera Capital Markets, LLC,
Capital One Securities, Inc., CastleOak
Securities, L.P., CIBC World Markets
Corp., Comerica Securities, Inc., D.A.
Davidson & Co., Davenport & Company LLC,
Drexel Hamilton, LLC, Halliday Financial
LLC, Imperial Capital, LLC, ING Financial
Markets LLC, J.J.B. Hilliard, W.L. Lyons,
LLC, Janney Montgomery Scott LLC, Keefe,
Bruyette & Woods, Inc., KeyBanc Capital
Markets Inc., KKR Capital Markets LLC,
Kota Global Securities Inc., Lebenthal &
Co., LLC, Lloyds Securities Inc.,
Macquarie Capital (USA) Inc., Mesirow
Financial Inc., MFR Securities, Inc.,
Mischler Financial Group, Inc., Muriel
Siebert & Co., Inc., NBF Securities (USA)
Corp., Oppenheimer & Co. Inc., PNC Capital
Markets LLC, RB International Markets
(USA) LLC, Robert W. Baird & Co.
Incorporated, Samuel A. Ramirez & Company,
Inc., Santander Investment Securities
Inc., Southwest Securities, Inc., TD
Securities (USA) LLC, The Williams Capital
Group, L.P., Wedbush Securities Inc.,
William Blair & Company, L.L.C.


Transaction Details

Date of Purchase
10-24-2013

Purchase
Price/Share
(per share / %
of par)
$25.000

Total
Commission,
Spread or
Profit
0.0315

1.   Aggregate Principal Amount Purchased
(a+b)
3,810,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
2,182,000

b.   Other BlackRock Clients
1,628,000

2.   Aggregate Principal Amount of
Offering
52,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.073269


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 10-28-2013

Global Syndicate Team
Member




Approved by:
Betsy Mathews
Date: 10-28-2013

Global Syndicate Team
Member